   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1997
                                                      REGISTRATION NO. 333------
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         MERCANTILE BANCORPORATION INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MISSOURI                         6712                   43-0951744
(STATE OR OTHER JURISDICTION         (PRIMARY STANDARD         (I.R.S. EMPLOYER
      OF INCORPORATION           INDUSTRIAL CLASSIFICATION      IDENTIFICATION
      OR ORGANIZATION)                 CODE NUMBER)                NUMBER)

                             One Mercantile Center
                                  P.O. Box 524
                         St. Louis, Missouri 63166-0524
                                 (314) 425-2525
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             JON W. BILSTROM, ESQ.
                         General Counsel and Secretary
                         Mercantile Bancorporation Inc.
                                  P.O. Box 524
                        St. Louis, Missouri  63166-0524
                                 (314) 425-2525
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                                                           COPY TO:
              JOHN Q. ARNOLD                        ROBERT M. LaROSE, ESQ.
    Senior Executive Vice President and                Thompson Coburn
          Chief Financial Officer                         Suite 3400
      Mercantile Bancorporation Inc.                 One Mercantile Center
               P.O. Box 524                       St. Louis, Missouri 63101
      St. Louis, Missouri  63166-0524                   (314) 552-6000
              (314) 425-2525

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as possible after the effective date of this Registration Statement.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /x/
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                   PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
TITLE OF EACH CLASS OF                           AMOUNT TO BE      OFFERING PRICE        AGGREGATE             REGISTRATION
SECURITIES TO BE REGISTERED                      REGISTERED        PER UNIT<F2>          OFFERING PRICE        FEE<F3>
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share<F1>      2,000,000         $52.06                $104,120,000          $31,551.51
====================================================================================================================================

-------------------------
<F1>  Includes one attached Preferred Share Purchase Right per share. In addition, this Registration Statement includes such indeterminate number of shares of Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions.
<F2>  Estimated solely for the purpose of computing the registration fee pursuant to the provisions of Rule 457(c).
<F3>  Based upon the average of the high and low price for Mercantile
      Bancorporation Inc. Common Stock reported on the New York Stock Exchange on October 2, 1997.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS
----------

                         MERCANTILE BANCORPORATION INC.

                                  COMMON STOCK

                          SHAREHOLDER INVESTMENT PLAN
                           --------------------------

      Mercantile Bancorporation Inc. ("Mercantile") hereby offers shares of its Common Stock, $0.01 par value (the "Mercantile Stock"), and attached preferred share purchase rights (the "Rights" and, together with the Mercantile Stock, the "Common Stock") through participation in its Shareholder Investment Plan (the "Plan"). The Plan is designed to provide investors with the opportunity to make purchases of Common Stock directly from Mercantile and avoid brokerage fees and commissions. Under the Plan, participants may (a) make initial investments in Common Stock, (b) make additional cash purchases of Common Stock, including monthly purchases by automatic deduction from a designated bank account, and (c) reinvest dividends from Common Stock in additional shares of Common Stock. The Plan is also designed to provide participants with a variety of services related to their investment in Common Stock.

      The Plan supersedes the Mercantile Bancorporation Inc. Dividend Reinvestment Plan (the "Reinvestment Plan") in its entirety. Shareholders who are currently participating in the Reinvestment Plan will be automatically enrolled in the Plan.

      Shares may be purchased pursuant to the Plan at prevailing market prices from Mercantile's authorized but unissued or treasury shares or in the open market.

      This Prospectus relates to 2,000,000 shares of Common Stock to be offered for purchase under the Plan. The shares offered hereby are listed on the New York Stock Exchange (the "NYSE") and are traded under the ticker symbol "MTL." On -------- ---, 1997, the closing price of Common Stock on the NYSE Composite Tape was ---------.

      This Prospectus should be retained for future reference.

                           --------------------------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THE COMMON STOCK OFFERED HEREBY IS NOT THE OBLIGATION OF OR GUARANTEED OR ENDORSED BY ANY BANK. THE COMMON STOCK OF MERCANTILE DOES NOT CONSTITUTE A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT IN COMMON STOCK OF MERCANTILE, AS WITH ANY INVESTMENT IN COMMON STOCK, MAY INVOLVE SOME INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF ALL OR A PORTION OF THE INITIAL INVESTMENT.

      The date of this Prospectus is ------------------   -----, 1997.

                             AVAILABLE INFORMATION

      Mercantile is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files with the Securities and Exchange Commission (the "Commission") reports, proxy statements and other information. Such reports, proxy statements and other information filed with the Commission by Mercantile can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Suite 1300, Seven World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. The Commission maintains an Internet site on the World Wide Web containing reports, proxy and information statements and other information filed electronically by Mercantile with the Commission. The address of the World Wide Web site maintained by the Commission is http://www.sec.gov. The Common Stock is listed on the NYSE, and such reports, proxy statements and other information concerning Mercantile also are available for inspection and copying at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

      This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by Mercantile with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to Mercantile and the Common Stock. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, which may be inspected without charge at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C 20549. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement may be obtained from the Commission at the same address upon payment of the prescribed fees.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      THIS PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS RELATING TO MERCANTILE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS, EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO JON W. BILSTROM, GENERAL COUNSEL AND SECRETARY, MERCANTILE BANCORPORATION INC., P.O. BOX 524, ST. LOUIS, MISSOURI 63166-0524, TELEPHONE (314) 425-2525.

      The following documents filed with the Commission by Mercantile under the Exchange Act are incorporated herein by reference:

      (a) Mercantile's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A.

      (b) Mercantile's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

      (c) Mercantile's Current Reports on Form 8-K dated April 25, 1997 (as amended by Form 8-K/A dated May 22, 1997), May 13, 1997, July
            1, 1997 and September 25, 1997.

      (d) The description of the Common Stock set forth in Item 1 of Mercantile's Registration Statement on Form 8-A, dated March 5, 1993, and any amendment or report filed for the purpose of updating such description.

      (e) The description of the Rights set forth in Item 1 of Mercantile's Registration Statement on Form 8-A, dated March 5, 1993, and any amendment or report filed for the purpose of updating such description.

      All documents filed by Mercantile pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information relating to Mercantile contained in this Prospectus does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a subsequent statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof. Any statements contained in this Prospectus involving matters of opinion, whether or not expressly so stated, are intended as such and not as representations of fact.

      As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including such documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respect by reference to all of the provisions of such contract or other document.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Certain statements contained in the sections entitled "Mercantile Bancorporation Inc." and certain statements incorporated by reference from documents filed with the Commission by Mercantile are or may constitute forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

                         MERCANTILE BANCORPORATION INC.

      Mercantile is a registered bank holding company headquartered in St. Louis, Missouri and incorporated under the laws of the State of Missouri in 1970. At June 30, 1997, Mercantile, directly or through its subsidiaries, owned all of the capital stock of Mercantile Bank National Association, based in St. Louis, Missouri ("Mercantile Bank"), and 28 other commercial banks and one federally chartered thrift, all of which operate from 513 banking offices and 473 Fingertip Banking automated teller machines located throughout Missouri, Illinois, Iowa, Arkansas and eastern Kansas (collectively, the "Banking Subsidiaries"). As of June 30, 1997, Mercantile had total assets of $22.6 billion, total deposits of $17.0 billion, total loans of $15.4 billion and shareholders' equity of $1.8 billion. On July 1, 1997, Mercantile consummated the acquisition of Roosevelt Financial Group, Inc., a Delaware corporation ("Roosevelt"). Giving effect to the acquisition of Roosevelt as if such acquisition were consummated on June 30, 1997, Mercantile had total assets of $29.9 billion, total deposits of $22.3 billion, total loans of $19.7 billion and shareholders' equity of $2.3 billion.

      Mercantile's services concentrate in three major lines of business -- consumer, corporate, and trust and investment advisory services. Mercantile also operates non-banking subsidiaries that provide related financial services, including investment management, brokerage services and asset-based lending. As a bank holding company, Mercantile is subject to regulation under the Bank Holding Company Act of 1956, as amended, and its examination and reporting requirements.

      Mercantile and its subsidiaries are subject to supervision and examination by applicable federal and state banking agencies. The earnings of Mercantile's subsidiaries, and therefore the earnings of Mercantile, are affected by general economic conditions, management policies and the legislative and governmental actions of various regulatory authorities, including the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and various state financial institution regulatory agencies. In addition, there are numerous governmental requirements and regulations that affect the activities of Mercantile and its subsidiaries.

      The principal executive offices of Mercantile are located at One Mercantile Center, P.O. Box 524, St. Louis, Missouri 63166-0524 (telephone number (314) 425-2525).

                            DESCRIPTION OF THE PLAN

      The Plan permits participants to invest funds to purchase shares of Common Stock at prevailing market prices, less a $3.00 fee per transaction and a processing charge of $.05 per share for each share of Common Stock purchased in the open market. These fees may be subject to annual adjustment. Shares of Common Stock may be purchased on the open market or may be purchased directly from Mercantile from authorized but unissued or treasury shares.

                                    PURPOSE

      The purpose of the Plan is to provide new investors with a convenient means to make an initial investment in Common Stock and to allow holders of Common Stock an economical way to purchase additional shares of Common Stock. The dividends on shares of Common Stock registered in the name of the participant can be received by check or reinvested in additional shares of Common Stock.

                                    TERMS OF THE PLAN

* Persons not presently owning shares of Common Stock may become participants by making an initial cash investment of at least $500 but not more than $10,000 to purchase shares under the Plan. If a participant elects to make additional optional cash investments of at least $100 per investment through automatic monthly deduction from a designated bank account, the initial cash investment of $500 will be waived.

* All participants may invest additional funds in Common Stock through optional cash payments of at least $100 per investment but not more than $10,000 per month. Optional investments may be made by check, money order or automatic deduction from a designated bank account. Optional investments may be made occasionally or at regular intervals, as the participant desires. If a participant elects to make optional cash investments through automatic monthly deduction from a designated bank account, the minimum optional investment is reduced from $100 to $50 per investment.

* Participants pay a $3.00 fee per transaction, plus a processing charge of $.05 for each share of Common Stock purchased on the open market, for each purchase of Common Stock under the Plan. These fees may be subject to annual adjustment. If a participant elects to make optional cash investments through automatic monthly deduction from a designated bank account, the transaction fee is reduced from $3.00 to $1.50 (plus the processing charge of $.05 for each share of Common Stock purchased on the open market).

* Existing holders of Common Stock may automatically reinvest all or a portion of their dividends paid on shares registered in their name in Common Stock. No transaction fees or processing charges apply to these purchases of Common Stock.

* Funds invested in the Plan are fully invested through the purchase of whole and fractional shares, and proportionate dividends on fractions of shares are used to purchase additional shares.

* The Plan offers a share safekeeping service whereby participants may deposit their Common Stock certificates with the Administrator (as hereinafter defined) and have their ownership of such Common Stock maintained on the Administrator's records as part of their Plan account.

* Participants may make transfers or gifts of Common Stock for a set-up fee of $5.00. When a participant transfers or gives shares to another person, an account will be opened for the recipient and he or she will enjoy full Plan benefits. The participant can also request a special gift certificate be mailed to the recipient.

* Quarterly statements are mailed to each participant who reinvests dividends listing all transactions in the participant's account. Purchases with automatic deductions and optional cash payments will be acknowledged.

* Participants may sell all or a portion of their shares of Common Stock held in a Plan account for a $10.00 fee per transaction, plus a processing charge of $.05 for each share of Common Stock sold on the open market. These fees may be subject to annual adjustment.

                      CONSIDERATIONS PRIOR TO PARTICIPATION

            Prior to participating in the Plan, new investors should consider the following:

* Participants making an initial investment or optional investment pay a $3.00 fee per transaction (or $1.50 in the case of an automatic monthly deduction), plus a processing charge of $.05 for each share of Common Stock purchased on the open market, for purchases of Common Stock under the Plan. Participants selling shares of their Common Stock pay a $10.00 fee per transaction, plus a processing charge of $.05 for each share of Common Stock sold on the open market. These fees may be subject to annual adjustment and, in certain instances, may be higher than fees or commissions charged if the same transaction were effected outside of the Plan through a full service or discount securities broker. Mercantile expects that generally all Plan purchases and sales will be effected in open market transactions.

* Because the prices at which Plan shares are purchased in the open market are averaged, participants may lose certain advantages otherwise available from being able to select the timing of their investment.
      For example, because the price charged to participants for shares purchased in the open market or in negotiated transactions is the average price paid by the Administrator for all shares purchased in the open market and in negotiated transactions for a particular Investment Date, participants may pay a higher price for shares purchased under the Plan than for shares that could be purchased outside of the Plan on the same date. No interest is paid on initial or optional cash investments pending their investment in Common
      Stock.

                                 ADMINISTRATION

      Harris Trust and Savings Bank (the "Administrator") will administer the Plan, purchase and hold shares of Common Stock acquired under the Plan, keep records, send statements of account activity to participants and perform other duties related to the Plan. Participants may contact the Administrator by writing to:

                         MERCANTILE BANCORPORATION INC.
                          SHAREHOLDER INVESTMENT PLAN
                c/o Harris Trust and Savings Bank, Second Floor
                              311 W. Monroe Street
                                P.O. Box A-3504
                            Chicago, IL  60690-3504

or by telephoning the Shareholder Customer Service Helpline as follows:

            Automated Shareholder Customer Service:  (800) 720-0417
                  Available 24 hours a day, seven days a week.

               Customer Service Representatives:  (800) 720-0417
       Available 8:30 a.m. - 5:00 p.m., Central time, each business day.

           Non-Shareholders requesting Plan material:  (800) 286-9178
                  Available 24 hours a day, seven days a week.

      The Administrator may also be contacted at the Internet address "www.harrisbank.com" or the E-Mail address "webshare@harrisbank.com."

                                  ELIGIBILITY

      Any person or entity, whether or not a holder of record of shares of Common Stock, is eligible to participate in the Plan, provided that (i) such person or entity fulfills the prerequisites for participation described below under the "Enrollment Procedures," and (ii) in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to Mercantile or the participant.

                             ENROLLMENT PROCEDURES

      After being furnished with a copy of this Prospectus, eligible applicants may join the Plan by completing and signing an Investment Form and returning it to the Administrator. Current registered shareholders must sign their names on the Investment Form exactly as they appear on the certificates representing their shares of Common Stock. In order to enroll in the Plan, non-shareholders must include a minimum initial investment of at least $500 with their completed Investment Form. The initial cash investment is waived for non-shareholders who elect to make additional optional investments of at least $100 per investment by means of automatic monthly deduction from a designated bank account (See "Initial Investments and Optional Cash Investments" below).

      Beneficial owners of Common Stock registered in the "street" name (for example, in the name of a bank, broker or trustee) may participate in the Plan by transferring some or all of their shares of Common Stock to the Administrator for their accounts (See "Transfer of Shares From a Broker" below).

      Investment Forms will be processed as promptly as practicable. Participation in the Plan will begin after the properly completed Investment Form has been reviewed and accepted by the Administrator.

      Shareholders who are currently participating in the Reinvestment Plan will automatically be enrolled in the Plan, but may terminate their participation in the Plan at any time by sending written instructions to the Administrator (See "Closing a Plan Account" below).

                INITIAL INVESTMENT AND OPTIONAL CASH INVESTMENTS

      For those who do not already own Common Stock, an initial investment of at least $500, but not more than $10,000, in the form of a personal check or money order must be included with the completed Investment Form and returned to the Administrator. If optional cash investments of at least $100 per investment through automatic monthly deduction from a designated bank account are elected, the initial $500 investment is waived. For those who already own Common Stock but are not currently participating in the Reinvestment
Plan, a completed Investment Form must be returned to the Administrator. If the Common Stock is held in "street name" through a broker or other agent, a properly completed Broker Transfer Form must be returned to the Administrator along with the Investment Form. Those who participate in the Reinvestment Plan will be automatically enrolled in the Plan.

      Following an initial investment of at least $500 (or the waiver thereof), participants may make optional cash investments by personal check, money order or automatic monthly deduction from a designated bank account. Optional cash investments must be at least $100 per investment if made by personal check or money order and at least $50 per investment if made by automatic monthly deduction and may not exceed $10,000 per month. There is no obligation to make an optional cash investment at any time, and the amount of such investments may vary.

      Optional cash investments and initial cash investments payable by check or money order must be received by the Administrator at least five business days prior to an Investment Date (as hereinafter defined) to be invested on that Investment Date. Otherwise, the optional cash investment or initial investment will be held by the Administrator and invested on the next Investment Date. An optional cash investment or initial investment payable by check or money order not already invested under the Plan will be canceled and returned to the participant upon a participant's telephone or written request received by the Administrator no later than two business days prior to the applicable Investment Date. However, no refund of a check or money order will be made until the funds have been actually received by the Administrator. Accordingly, such refunds may be delayed several weeks from the original date of the request.

      Optional cash investments payable by automatic monthly deduction from a designated bank account will be drawn on the 20th of each month, or the next business day if the 20th falls on a weekend or holiday, and will be invested in Common Stock on the next Investment Date (See "Methods of Investment - Automatic Investment From a Bank Account," below).

      NO INTEREST WILL BE PAID ON AMOUNTS HELD BY THE ADMINISTRATOR PENDING INVESTMENT. All optional cash investments and initial investments are subject to collection by the Administrator of full face value in U.S. funds.

                                INVESTMENT DATES

      Purchases under the Plan are made commencing Thursday of each week or, if Thursday is not a day on which the NYSE is open for business, the next day on which it is so open (each, an "Investment Date").

                             METHODS OF INVESTMENT

INVESTMENT BY CHECK OR MONEY ORDER

      Optional cash investments of a specified amount (not less than $100 per investment nor more than $10,000 per month) and initial investments of a specified amount (not less than $500) may be made by check or money order payable in U.S. dollars to "Mercantile Bancorporation Inc." Participants pay a $3.00 fee per transaction, plus a processing charge of $.05 per share for each share of Common Stock purchased on the open market, for shares of Common Stock purchased through optional cash investments. Optional cash investments should be sent to the Administrator together with the Investment Form attached to each quarterly account statement sent to participants. Additional Investment Forms are available upon request from the Administrator. The optional cash investment must be received at least five business days prior to an Investment Date to be invested on that Investment Date.

AUTOMATIC INVESTMENT FROM A BANK ACCOUNT

      Participants may make automatic monthly investments of a specified amount (not less than $50 per investment nor more than $10,000 per month) through an Automated Clearing House ("ACH") deduction from a designated U.S. bank account. Participants pay a $1.50 fee per transaction, plus a processing charge of $.05 for each share of Common Stock purchased on the open market, for shares of Common Stock purchased via automatic monthly investments. These fees may be subject to annual adjustment. The initial cash investment of $500 is waived for all participants electing automatic monthly investments of at least $100 per investment.

      To initiate automatic monthly deductions, the participant must complete and sign an Investment Form for Automatic Monthly Deductions (an "Automatic Monthly Deduction Form") on the reverse side of the Investment Form and return it to the Administrator together with a voided blank check or savings account deposit slip for the account from which funds are to be drawn. Forms will be processed and will become effective as promptly as practicable; however, the participant should allow four to six weeks for his or her first investment by automatic deduction to be initiated.

      Once automatic monthly deductions are initiated, funds will be drawn from the participant's designated bank account on the 20th of each month (whichever the participant has designated), or the next business day if the 20th falls on a weekend or holiday, and will be invested in Common Stock on the next Investment Date.

      Participants may change or terminate automatic monthly deductions by completing and submitting to the Administrator a new Automatic Monthly Deduction Form. To be effective with respect to a particular Investment Date, however, the new Automatic Monthly Deduction Form must be received by the Administrator at least four business days preceding the ACH deduction date for such Investment Date.

DIVIDENDS

      Participants may elect full reinvestment of dividends, partial cash payment and partial reinvestment of dividends or full payment of dividends on shares registered in their name and shares held in the Plan. No transaction fees or processing charges will apply to purchases of Common Stock made in connection with the reinvestment of dividends.

      Participants may elect to reinvest in shares of Common Stock dividends on Common Stock registered in their names and the Common Stock held in their Plan accounts by designating their election on the Investment Form.

      Participants may elect partial reinvestment of dividends on shares held in their name and shares held in the Plan. If the participant chooses partial reinvestment, the participant needs to designate on the Investment Form the number of whole shares on which dividends will be reinvested. Dividends will be paid on all other shares registered in the participant's name.

      Once a participant elects reinvestment, dividends paid on Common Stock registered in the participant's name and/or held in the participant's Plan account will be reinvested in additional shares of Common Stock. If the participant has specified partial reinvestment, that portion of such dividend payment not being reinvested will be sent to the participant by check in the usual manner or by direct deposit, if the participant has elected the direct deposit option (See "Direct Deposit of Dividends" below).

      Reinvestment levels may be changed from time to time as a participant desires by submitting a new election to the Administrator. To be effective with respect to a particular Common Stock dividend, any such change must be received by the Administrator on or before the record date for such dividend. The record date is usually about 20 days prior to the payment date of the dividend. The Company has historically paid dividends on Common Stock on the first business day of January, April, July and October.

                          DIRECT DEPOSIT OF DIVIDENDS

      Through the Plan's direct deposit feature, participants may elect to have any dividends not being reinvested under the Plan paid by electronic funds transfer to the participant's designated bank account. To receive such dividends by direct deposit, participants must first complete and sign the Direct Deposit Investment Form and return the form to the Administrator. Direct Deposit Investment Forms are available upon request from the Administrator.

      Forms will be processed and will become effective as promptly as practicable. Participants may change the designated account for direct deposit or discontinue this feature by written instruction to the Administrator.

                           SOURCE AND PRICE OF SHARES

      Mercantile reserves the right to purchase shares for the Plan on the open market or from Mercantile's authorized but unissued or treasury shares of Common Stock. In the event of an open market purchase, the purchase price for the Common Stock will be the average price paid by the Administrator for all such shares purchased on the open market for a particular Investment Date. The purchase price for shares purchased from Mercantile's authorized but unissued or treasury shares of Common Stock will be the closing price of the Common Stock on the Investment Date, as reported in The Wall Street Journal the following business day. All fractional shares are rounded to at least three decimal places and are credited to the participant's account in the same manner as whole shares.

                    GIFT/TRANSFER OF SHARES WITHIN THE PLAN

      If a participant wishes to transfer the ownership of all or part of the participant's shares held under the Plan to a Plan account for another person, whether by gift, private sale or otherwise, the participant may effect such transfer by mailing a properly completed Transfer Form, along with an executed stock power, to the Administrator. Participants making transfers or gifts of Common Stock will be assessed a set-up fee of $5.00, which fee may be subject to annual adjustment. Transfers of less than all of the participant's shares must be made in whole share amounts. No fraction of a share may be transferred unless the participant's entire account is transferred. Requests for transfer are subject to the same requirements as for the transfer of Common Stock certificates, including the requirement of a medallion stamp guarantee on the stock power. Transfer Forms and Stock Power Forms are available upon request from the Administrator.

      Shares so transferred will continue to be held by the Administrator under the Plan. An account will be opened in the name of the transferee, if he or she is not already a participant, and such transferee will automatically be enrolled in the Plan. If the transferee is not already a Plan participant, the donor may make a dividend reinvestment election for the transferee at the time of the gift. The transferee may change the reinvestment level after the gift has been made as described under "Methods Of Investment - Dividends" above.

      The transferee will receive a statement showing the number of shares transferred to and held in the transferee's Plan account. Also, if requested by the participant, a gift certificate acknowledging the transfer of shares will be made available free of charge.

                        TRANSFER OF SHARES FROM A BROKER

      Owners of Common Stock may wish to transfer to their Plan accounts shares owned by them but held in "street name" through a broker or other agent. To do so, participants must complete a Broker Transfer Form and return it to the Administrator. The Administrator, upon receipt of a properly completed Broker Transfer Form, will contact the broker holding the shares of Common Stock and will arrange to transfer those shares specified by the participant into the name of the Administrator or its nominee for credit to the participant's account under the Plan. Broker Transfer Forms are available upon request from the Administrator.

      Shareholders wishing to enroll in the Plan using shares transferred from a broker must include a properly completed Broker Transfer Form with the Investment Form and return both to the Administrator. Participation in the Plan will commence when shares of Common Stock are received by the Administrator from the transferring broker.

                            CERTIFICATES FOR SHARES

      Shares purchased and held under the Plan will be held in safekeeping by the Administrator in its name or the name of its nominee. The number of shares (including fractional interests) held for each participant will be shown on each account statement. Participants may obtain a certificate for all or some of the whole shares of Common Stock held in their Plan accounts by completing the information on the top portion of the reverse side of their account statement or upon telephone or written request to the Administrator. Any remaining whole or fractional shares will continue to be held by the Administrator. Withdrawal of shares in the form of a certificate in no way affects dividend reinvestment (See "Methods Of Investment - Dividends" above).

      Except as described in "Gift/Transfer Of Shares Within The Plan," shares of stock held by the Administrator for a participant's Plan account may not be pledged or assigned. A participant who wishes to pledge or assign any such shares must request that a certificate for such shares be issued in the participant's name.

                            REPORTS TO PARTICIPANTS

      Each participant who reinvests dividends will receive a quarterly statement showing the amount of the latest dividend reinvested, the purchase price per share, the number of shares purchased and the total shares accumulated under the Plan. The quarterly statement also will show all year-to-date activity, including purchases, sales, and certificate deposits, withdrawals and transfers, and will consolidate all shares held by the Administrator for the participant and other shares registered in the participant's name on which dividends are reinvested. EACH PARTICIPANT IS RESPONSIBLE FOR RETAINING THESE STATEMENTS IN ORDER TO ESTABLISH THE COST BASIS OF SHARES PURCHASED UNDER THE PLAN FOR TAX PURPOSES. Current duplicate statements will be available from the Administrator. A fee may be charged by the Administrator for duplicate statements, if available.

      The Administrator will also send each participant a transaction advice after each cash investment, certificate deposit, withdrawal or transfer and sale of shares.

      Each participant will receive the same communications sent to all other holders of shares of Common Stock, including Mercantile's annual report to shareholders, a notice of the annual meeting and the accompanying proxy statement. In addition, each participant will receive an Internal Revenue Service information return for reporting dividend income received if so required.

      All notices, statements and reports from the Administrator to a participant will be addressed to the participant at his or her latest address of record with the Administrator. It is a participant's responsibility to notify the Administrator of any change of address; therefore, participants should promptly notify the Administrator of any change of address.

                               SHARE SAFEKEEPING

      At the time of enrollment in the Plan, or at any later time, participants may use the Plan's share safekeeping service to deposit any Common Stock certificates in their possession with the Administrator. Shares deposited will be transferred into the name of the Administrator or its nominee and credited to the participant's account under the Plan.
Thereafter, such shares will be treated in the same manner as shares purchased through the Plan.

      By using the Plan's share safekeeping service, participants no longer bear the risk associated with loss, theft or destruction of stock certificates. Also, because shares deposited with the Administrator are treated in the same manner as shares purchased through the Plan, they may be transferred or sold through the Plan in a convenient and efficient manner (See "Closing a Plan Account" and "Sale of Shares" below and "Gift/Transfer of Shares Within the Plan" above).

      Participants who wish to deposit their Common Stock certificates with the Administrator must mail their request and their certificates to the Administrator. The certificates should not be endorsed. It is recommended that when mailing certificates to the Administrator, the participant should use registered, insured mail.

                                 SALE OF SHARES

      Participants may request the Administrator to sell any number of whole shares of Common Stock held in their Plan accounts by completing the information on the transaction form at the bottom of their statement or transaction advice or by giving written instructions to the Administrator. Sales are made within five business days after receipt of sales instructions. The participant will receive the proceeds, less a transaction fee and applicable processing charges, if any. Proceeds of shares sold through the Plan will be paid to the participant by check. A request to sell ALL shares held in a participant's account will be treated as a withdrawal from the Plan.

      Sales will be made for the participant's account on the open market through a securities broker designated by the Administrator. The Administrator may commingle each participant's shares with those of other participants for the purpose of executing sales resulting in a net sale of shares. The sale price for shares sold for a participant will be credited at the average price per share of all shares sold, with respect to that sale date. There is a $10.00 fee per transaction, plus a processing charge of $.05 for each share of Common Stock sold on the open market, for shares of Common Stock sold under the Plan. Such fees may be subject to annual adjustment.

                             CLOSING A PLAN ACCOUNT

      A participant may close an account in the Plan at any time by completing the information on the transaction form on the top of their statement or by sending written instructions to the Administrator. Upon withdrawal from the Plan, a certificate for the whole shares held in the Plan for the participant will be issued. Alternatively, a participant may specify in the withdrawal notice that all or a portion of whole shares be sold. The Administrator will make the sale as soon as practicable after receipt of the withdrawal notice, and the participant will receive a check for the proceeds, less any applicable cost.

      Participants closing a Plan account will receive a check for the cash value of any fractional shares, less any applicable processing and transaction fees. Fractions of shares will be valued at the pro rata price as whole shares sold for a participant pursuant to the withdrawal notice or, if no shares were sold, at the pro rata price that would have been received if shares had been sold pursuant to the withdrawal notice.

      No optional cash investments may be made after participation in the Plan has been terminated. In order to initiate participation, the former participant must re-enroll (See "Initial Investments and Optional Cash Investments").

                                TAX CONSEQUENCES

      Mercantile believes the following is an accurate summary of the tax consequences of participation in the Plan as of the date of this Prospectus. This summary may not reflect every possible situation that could result from participation in the Plan, and, therefore, participants in the Plan are advised to consult their own tax advisor with respect to the tax consequences (including federal, state, local and other tax laws and U.S. tax withholding laws) applicable to their particular situations.

      In general, the amount of dividends paid by Mercantile is considered taxable income even though reinvested under the Plan. The cost basis for federal income tax purposes of any shares acquired through the Plan generally will be the purchase price applicable to such shares as described in the section entitled "Source and Price of Shares." In connection with market purchases, brokerage commissions paid by Mercantile on a participant's behalf are to be treated as distributions subject to income tax in the same manner as dividends. The amounts paid for brokerage commissions are, however, included in the cost basis of shares purchased. The information return sent to participants and the IRS at year-end, if so required, will show such amounts paid on behalf of the participant.

      The above rules may not be applicable to certain participants in the Plan, such as tax-exempt entities and foreign shareholders. These particular participants should consult their own tax advisors concerning the tax consequences applicable to their situations.

      In the case of participants in the Plan whose dividends are subject to U.S. backup withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld.

      In the case of foreign shareholders whose dividends are subject to U.S. federal tax withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld. The filing of any documentation required to obtain a reduction in U.S. withholding tax will be the responsibility of the participant.

                               OTHER INFORMATION

STOCK SPLIT, STOCK DIVIDEND OR RIGHTS OFFERING

      Any dividends in Common Stock or split shares distributed by Mercantile on shares held by the Administrator for a participant's Plan account will be added to the participant's account. Stock dividends or split shares issued in certificated form and distributed on shares registered in a participant's name will be mailed directly to the participant in the same manner as to shareholders who are not participating in the Plan.

      In the event of a rights offering, the participant will receive rights based upon the total number of whole shares owned, that is, the total number of shares registered in the participant's name and the total number of whole shares held in the participant's Plan account.

VOTING OF PLAN SHARES

      Shares held in a Plan account may be voted in person or by the proxy sent to the participant.

LIMITATION OF LIABILITY

      Neither Mercantile nor the Administrator (nor any of their respective agents, representatives, employees, officers, directors or subcontractors) will be liable in administering the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising from failure to terminate a participant's account upon such a participant's death or with respect to the prices or times at which shares are purchased or sold for participants.

CHANGE OR TERMINATION OF THE PLAN

      Mercantile may suspend, modify or terminate the Plan at any time in whole, in part or with respect to participants in one or more jurisdictions. Notice of such suspension, modification or termination will be sent to all affected participants. No such event will affect any shares then credited to a participant's account. Upon any whole or partial termination of the Plan by Mercantile, certificates for whole shares credited to an affected participant's account under the Plan will be issued to the participant and a cash payment will be made for any fraction of a share. Fractions of shares will be valued pro rata at the then current market price, less transaction fees and processing charges.

TERMINATION OF A PARTICIPANT'S ACCOUNT

      If a participant does not own at least one whole share, registered in the participant's name or held through the Plan, the participant's account in the Plan may be closed. Mercantile may also terminate participation in the Plan upon prior written notice to the participant at the address appearing on the Administrator's records. A participant whose account in the Plan has been closed by Mercantile will receive a certificate for the whole shares held in the participant's account and a check for the cash value of any fractional share held in the Plan accounts. Fractions of shares will be valued pro rata at the then current market price, less transaction fees and processing charges.

                                USE OF PROCEEDS

      With respect to purchases of Common Stock from Mercantile's authorized but unissued or treasury shares, Mercantile intends to use the net proceeds from the sale of Common Stock for general corporate purposes, including, without limitation, the reduction of indebtedness, investments in and advances to subsidiaries and possible future acquisitions of bank and non-bank subsidiaries. Pending such application, the net proceeds will be invested in short-term investment grade obligations. Mercantile will receive no proceeds from purchases of Common Stock made in the open market.

                                 LEGAL MATTERS

      Certain legal matters with respect to the validity of the Common Stock offered hereby will be passed upon for Mercantile by Thompson Coburn, St. Louis, Missouri.

                                    EXPERTS

      The consolidated financial statements of Mercantile as of December 31, 1996, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1996, incorporated by reference in Mercantile's Annual Report on Form 10-K for the year ended December 31, 1996, the supplemental consolidated financial statements of Mercantile as of December 31, 1996, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1996, contained in Mercantile's Current Report on Form 8-K dated May 13, 1997, and the consolidated financial statements of Roosevelt as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December
31, 1996, incorporated by reference in Mercantile's Current Report on Form
8-K, dated July 1, 1997, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

================================================================================

NO DEALER, SALESPERSON OR ANY OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MERCANTILE BANCORPORATION INC. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION OR UNDER ANY CIRCUMSTANCE IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE FINANCIAL CONDITION OR AFFAIRS OF MERCANTILE BANCORPORATION INC. SINCE THE DATE OF THIS PROSPECTUS.

                  TABLE OF CONTENTS
                                                              Page
                                                              ----
Available Information                                            2
Incorporation of Certain Information by Reference                2
Cautionary Statement Regarding Forward-Looking Statements        3
Mercantile Bancorporation Inc.                                   4
Description of The Plan                                          4
Purpose                                                          4
Terms of The Plan                                                4
Administration                                                   6
Eligibility                                                      6
Enrollment Procedures                                            7
Initial Investment and Optional Cash Investments                 7
Investment Dates                                                 8
Methods of Investment                                            8
Direct Deposit of Dividends                                      9
Source and Price of Shares                                       9
Gift/Transfer of Shares Within The Plan                         10
Transfer of Shares from a Broker                                10
Certificates For Shares                                         10
Reports to Participants                                         11
Share Safekeeping                                               11
Sale of Shares                                                  11
Closing a Plan Account                                          12
Tax Consequences                                                12
Other Information                                               13
Use of Proceeds                                                 13
Legal Matters                                                   14
Experts                                                         14

================================================================================



================================================================================

                        [MERCANTILE BANCORPORATION INC.
                                     LOGO]





                         MERCANTILE BANCORPORATION INC.




                                  COMMON STOCK





                          SHAREHOLDER INVESTMENT PLAN














--------------------------------------------------------------------------------

                                   PROSPECTUS

--------------------------------------------------------------------------------







                             ----------------, 1997





================================================================================

                                 PART II

               INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution
------------------------------------------------------

      The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

      SEC Registration Fee                                   $ 32,000.00
      Legal Fees and Expenses                                  20,000.00
      Accountants' Services                                    25,000.00
      Administrator's Fees and Expenses                        50,000.00
      Printing Expenses                                        40,000.00
                                                             -----------
          Total                                              $167,000.00
                                                             ===========

Item 15.  Indemnification of Directors and Officers
---------------------------------------------------

      Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or which involved an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934.

      Article 12 of the Restated Articles of Incorporation of the Registrant provides that the Registrant shall extend to its directors and executive officers the indemnification specified in subsections

(1) and (2) and the additional indemnification authorized in subsection (7) and that it may extend to other officers, employees and agents such indemnification and additional indemnification.

      Pursuant to directors' and officers' liability insurance policies, with total annual limits of $45,000,000, the Registrant's directors and officers are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of the Registrant, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of the Registrant.

Item 16. Exhibits
-----------------

      See Exhibit Index.

Item 17.  Undertakings
----------------------

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                               SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on October 9, 1997.

                           MERCANTILE  BANCORPORATION  INC.


                           By  /s/ John Q. Arnold
                              -----------------------------------------------
                              John Q. Arnold, Senior Executive Vice President and Chief Financial Officer


                              POWER OF ATTORNEY
                              -----------------

      We, the undersigned officers and directors of Mercantile Bancorporation Inc., hereby severally and individually constitute and appoint Thomas H. Jacobsen and John Q. Arnold, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-3, registering the offering by Mercantile Bancorporation Inc. of shares of its common stock, and the preferred share purchase rights which trade therewith, with respect to the Mercantile Bancorporation Inc. Shareholder Investment Plan, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                                Title                             Date
        ---------                                -----                             ----
/s/ Thomas H. Jacobsen              Chairman of the Board                     October 9, 1997
---------------------------------   President, Chief Executive
Thomas H. Jacobsen                  Officer and Director
Principal Executive Officer


/s/ John Q. Arnold                  Senior Executive Vice President and       October 9, 1997
---------------------------------   Chief Financial Officer
John Q. Arnold
Principal Financial Officer


                                    II-4

/s/ Michael T. Normile              Senior Vice President - Finance           October 9, 1997
---------------------------------   and Control
Michael T. Normile
Principal Accounting Officer


/s/ Richard E. Beumer               Director                                  September 15, 1997
---------------------------------
Richard E. Beumer


/s/ Harry M. Cornell, Jr.           Director                                  September 11, 1997
---------------------------------
Harry M. Cornell, Jr.


/s/ William A. Hall                 Director                                  September 12, 1997
---------------------------------
William A. Hall


/s/ Thomas A. Hays                  Director                                  October 9, 1997
---------------------------------
Thomas A. Hays


/s/ Frank Lyon, Jr.                 Director                                  October 9, 1997
---------------------------------
Frank Lyon, Jr.


/s/ Robert W. Murray                Director                                  October 9, 1997
---------------------------------
Robert W. Murray


/s/ Harvey Saligman                 Director                                  October 9, 1997
---------------------------------
Harvey Saligman


/s/ Craig D. Schnuck                Director                                  September 11, 1997
---------------------------------
Craig D. Schnuck


/s/ Alvin J. Siteman                Director                                  October 9, 1997
---------------------------------
Alvin J. Siteman


/s/ Robert L. Stark                 Director                                  September 11, 1997
---------------------------------
Robert L. Stark


/s/ Patrick T. Stokes               Director                                  October 9, 1997
---------------------------------
Patrick T. Stokes


                                    II-5

/s/ John A. Wright                  Director                                  September 10, 1997
---------------------------------
John A. Wright

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

                                     EXHIBIT INDEX

Exhibit
Number                                 Description                                                    Page
-------                                -----------                                                    ----
 4.1      Form of Indenture Regarding Subordinated Securities between Mercantile and The
          First National Bank of Chicago, Trustee, filed as Exhibit 3.1 to Mercantile's
          Report on Form 8-K dated September 24, 1992, is incorporated herein by reference.

 4.2      Rights Agreement dated as of May 23, 1988 between Mercantile and Mercantile
          Bank, as Rights Agent (including as exhibits thereto the form of Certificate of
          Designation, Preferences and Rights of Series A Junior Participating Preferred
          Stock and the form of Right Certificate), filed as Exhibits 1 and 2 to
          Mercantile's Registration Statement No. 0-6045 on Form 8-A, dated May 24, 1988, is incorporated herein by reference.

 4.3      Form of Indenture Regarding Senior Debt Securities, filed as Exhibit 4.1 to
          Mercantile's Registration Statement on Form S-3 (No. 333-25775), is incorporated herein by reference.

 4.4      Form of Indenture Regarding Subordinated Debt Securities, filed as Exhibit 4.2 to Mercantile's Registration Statement on Form S-3 (No. 333-25775), is
          incorporated herein by reference.

 4.5      Indenture dated February 4, 1997, First Supplemental Indenture dated February 4,
          1997 and Supplemental Indenture of First Supplemental Indenture dated May
          22, 1997, between Mercantile, as Issuer, and The Chase Manhattan Bank, as
          Indenture Trustee, filed as Exhibits 4.5, 4.6 and 4.12, respectively, to
          Mercantile's Registration Statement on Form S-4 (No. 333-25131), are
          incorporated herein by reference.

 5.1      Opinion of Thompson Coburn regarding the legality of the securities being registered.

23.1      Consent of Thompson Coburn (included in Exhibit 5.1).

23.2      Consent of KPMG Peat Marwick LLP with regard to the use of its reports on
          Mercantile's financial statements.

23.3 Consent of KPMG Peat Marwick LLP with regard to the use of its report on Roosevelt's financial statements.

24.1      Power of Attorney (included on signature page).


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